Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street Suite 400 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

The Bank of New York Mellon Trust Company, N.A.

601 Travis St, 16th Floor

Houston, TX, 77002

Attn: Corporate Trust Administration

(713) 483-6751

(Name, address and telephone number of agent for service)

PetroQuest Energy, Inc.

(Exact name of obligor as specified in its charter)

(see table of additional obligor guarantors)

Delaware	72-1440714
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

400 E. Kaliste Saloom Road, Suite 6000 Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip code)

Subordinated Debt Securities and

Guarantees of Subordinated Debt Securities

(Title of Indenture Securities)

TABLE OF ADDITIONAL OBLIGOR GUARANTORS
Exact Name of Obligor Guarantor as specified in Charter	State or Other Jurisdiction of Incorporation or Organization	Address of Obligor Guarantors’ Principal Executive Offices	I.R.S. Employee Identification Number
PetroQuest Energy, L.L.C.	Louisiana	c/o PetroQuest Energy Inc. 400 E. Kaliste Saloom Road, Suite 6000 Lafayette, Louisiana 70508	72-1292439
TDC Energy LLC	Louisiana	c/o PetroQuest Energy Inc. 400 E. Kaliste Saloom Road, Suite 6000 Lafayette, Louisiana 70508	30-0297129

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with the Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15	Not Applicable

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-152875).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 12th day of August, 2013.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Richard Tarnas
Name:	Richard Tarnas
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business June 30, 2013, published in accordance with Federal regulatory authority instructions.

	Dollar amounts in thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		3,555
Interest-bearing balances		243
Securities:
Held-to-maturity securities		0
Available-for-sale securities		706,791
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		80,200
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		4,961
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Direct and indirect investments in real estate ventures		0
Intangible assets:
Goodwill		856,313
Other intangible assets		144,885
Other assets		144,427

Total assets		$1,941,375

LIABILITIES

Deposits:
In domestic offices		541
Noninterest-bearing	541
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		0
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		249,025
Total liabilities		249,566
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,667
Not available
Retained earnings		566,137
Accumulated other comprehensive income		3,005
Other equity capital components		0
Not available
Total bank equity capital		1,691,809
Noncontrolling (minority) interests in consolidated subsidiaries		0
Total equity capital		1,691,809

Total liabilities and equity capital		1,941,375

I, Cherisse Waligura, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Cherisse Waligura         )         CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President                 )

Frank P. Sulzberger, Director           )             Directors (Trustees)

William D. Lindelof, Director          )